EXHIBIT 21.1





                     OHIO EDISON COMPANY

             LIST OF SUBSIDIARIES OF THE REGISTRANT
                     AT DECEMBER 31, 2000


Pennsylvania Power Company - Incorporated in Pennsylvania

OES Fuel, Incorporated - Incorporated in Ohio

OES Ventures, Incorporated - Incorporated in Ohio

OES Capital, Incorporated - Incorporated in Delaware

OES Finance, Incorporated - Incorporated in Ohio

OES Nuclear, Incorporated - Incorporated in Ohio

Ohio Edison Financing Trust - Incorporated in Delaware

Ohio Edison Financing Trust II - Incorporated in Delaware


                    Statement of Differences
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Exhibit Number 21, List of Subsidiaries of the Registrant at
December 31, 2000, is not included in the printed document.